UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 11, 2004

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-1095478	98-0155633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CLARENDON HOUSE, 2 CHURCH STREET P.O. BOX HM 1022 HAMILTON HM DX, BERMUDA
(Address of principal executive offices, including zip code)

(441) 295-5950
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

The information in this section, including the information contained in the conference call transcript included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

On November 11, 2004, Interwave Communications International Ltd.  (the “Company”) conducted a conference call during which members of the Company’s senior management team discussed financial results for the first quarter of fiscal 2005 and the outlook for the remainder of fiscal 2005. They also responded to questions.

The conference call was conducted after the Company issued a press release earlier that day relating to its first quarter of fiscal 2005 results. Because the Securities and Exchange Commission’s EDGAR system was not available to receive filings on November 11, 2004, due to the Veteran’s Day holiday, the Company was not able to furnish that press release to the Commission on Form 8-K prior to the conference call in accordance with its usual practice. Accordingly, the Company is furnishing the transcript of the conference call to the Commission pursuant to the instructions to Item 2.02 of Form 8-K. A copy of the transcript is attached hereto as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Transcript of Interwave Communications International Ltd. Earnings Conference Call on November 11, 2004, 1:15 p.m. PST (furnished herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWAVE COMMUNICATIONS
INTERNATIONAL LTD.

/s/ CAL R. HOAGLAND
Cal R. Hoagland
Senior Vice President and
Chief Financial Officer

Date:  November 17, 2004

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of Interwave Communications International Ltd. Earnings Conference Call on November 11, 2004, 1:15 p.m. PST (furnished herewith).